Exhibit 10.4

Execution Version

Master Repurchase Agreement

September 1996 Version

Dated as of	September 6, 2023

Between:	Barclays Bank PLC	(“Party A”)

and	FSSL Finance BB Seller LLC	(“Party B”)

1.     Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.     Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof,

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(1)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

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(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.     Initiation; Confirmation; Termination

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

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4.     Margin Maintenance

(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

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5.     Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.    Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.     Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.     Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

*  Language to be used under 17 C.F.R, §403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.

** Language to be used under 17 C.F.R. §403.5 (d) if Seller is a financial institution.

9.     Substitution

(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.   Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

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11.   Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

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(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

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12.   Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.   Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.   Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.   Non-assignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

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16.   Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.   No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18. Use of Employee Plan Assets

(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.   Intent

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

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(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.   Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

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(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

BARCLAYS BANK PLC		FSSL FINANCE BB SELLER LLC

By:	/s/ Kevin Plattenburg	By:	/s/ Edward T. Gallivan, Jr.

Name: Kevin Plattenburg		Name: Edward T. Gallivan, Jr.
Title:Managing Director		Title:Chief Financial Officer
Date: Sep 6, 2023		Date: 8/2/2023

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Annex I

Supplemental Terms and Conditions

The Master Repurchase Agreement dated as of September 6, 2023, between Barclays Bank PLC (“Party A” or “Buyer”) and FSSL Finance BB Seller LLC (“Party B” or “Seller”), is supplemented by this Annex I (as so supplemented, this “Agreement”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to this Annex I the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:

Applicable if checked below:

Annex II (Names and Addresses)	☒
Annex III (International Transactions)	☐
Annex IV (Party Acting as Agent)	☐
Annex VII (Transactions Involving Registered Investment Companies)	☐
Annex VIII (Transactions in Equity Securities)	☐
Annex IX (Transactions Involving Certain Japanese Financial Institutions)	☐
Annex XI (Tri-Party Transactions)	☐

2.	Confirmations; Payments, Etc.

Confirmations in accordance with Paragraph 3(b) of the Agreement are in all cases to be furnished by Party A. Notwithstanding anything set forth in Paragraph 3(b) of the Agreement to the contrary, to the extent of any conflict between the terms of this Agreement (including, without limitation, each annex thereto) and the letter agreement between Buyer and Seller dated September 6, 2023 (together with the annexes thereto and as further amended and supplemented from time to time, the “Master Confirmation”), the terms set forth in the Master Confirmation shall prevail. Each Transaction governed by the Agreement shall be a Transaction that has been entered into pursuant to the terms of the Master Confirmation, and no other Transactions shall be entered into hereunder.

Notwithstanding anything to the contrary in the Agreement, payments of Purchase Price (including Agreed Addition Purchase Price) may be made to Seller (or its designee) and any payments of the Repurchase Price may be made by Seller (or its designee).

3.             Definitions.

(a)	Paragraph 2 of the Agreement shall be amended by:

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(i)	in clause (iv) of the definition of “Act of Insolvency” in Paragraph 2(a), inserting the words “an Authorized Representative of” immediately after the words “admission in writing by”;

(ii)	deleting the definition of “Income” in its entirety and replacing it with the following:

“Income”, with respect to any Security at any time, all interest or other distributions thereon excluding Cash Principal Payments;

(iii)	deleting the definition of “Pricing Rate” in its entirety and replacing it with the following:

“Pricing Rate”, the sum of (a) the Floating Rate (as used for clause (a) of the definition of “Financing Fee Payments” in the Master Confirmation) plus (b) the Spread (as used in clause (b) of the definition of “Financing Fee Payments” in the Master Confirmation);

(iv)	deleting the definition of “Purchase Price” in its entirety and replacing it with the following:

“Purchase Price”, the meaning assigned to such term in the Master Confirmation;

(v)	deleting the definition of “Purchased Securities” in its entirety and replacing it with the following:

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof;

(vi)	deleting the definition of “Repurchase Price” in its entirety and replacing it with the following:

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (without duplication) (i) the Purchase Price for such Transaction plus (ii) the ratable share of the accrued and unpaid Financing Fee Payments allocated, based on the Purchase Price thereof, to such Transaction by the Calculation Agent (acting in good faith and in a commercially reasonable manner) for such Transaction, as of the date of such determination, minus (iii) the aggregate Repurchase Price Reduction Amount for such Transaction, as of the date of such determination and any other amounts applied to reduce the Purchase Price in accordance with this Agreement;

(b)	Paragraph 2 of the Agreement shall be amended by the addition of the following definitions:

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(u)	“Affiliate”, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to Seller, this definition shall exclude the independent managers, their Affiliates and any other special purpose vehicle to which the independent managers are or will be providing administrative services, as a result solely of the independent managers acting in such capacity or capacities. With respect to Seller or the Fund, this definition shall exclude any entity, other than the Investment Manager, the Fund, Issuer or Seller, for which such Person’s or any of their respective Affiliates’ equity therein constitutes an investment held by such Person in the ordinary course of business;

(v)	“Authorized Representative”, President, Executive Vice President, Vice President or Chief Financial Officer of Party B; or the Investment Manager or Investment Advisor of Party B;

(w)	“Cash Principal Payments”, the meaning assigned to such term in the Master Confirmation;

(x)	“Financial Covenant Breach” shall mean any breach or default (however designated) under Section 7(b) of the Guaranty.

(y)	“Financing Fee Payments”, the meaning assigned to such term in the Master Confirmation;

(z)	“Guaranty” shall mean the guaranty dated as of September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time) by FS Energy and Power Fund (and, following its name change, FS Specialty Lending Fund or such other name as may be notified to Party A) (the “Fund”) in favor of Barclays.

(aa)	“Indebtedness”, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money;

(bb)	[reserved];

(cc)	“Lien”, any security interest, lien, charge, pledge, preference or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law;

(dd)	“Margining Agreement” the meaning assigned to such term in the Master Confirmation;

(ee)	“Master Confirmation”, the meaning assigned to such term in Annex I;

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(ff)	[reserved];

(gg)	“Organizational Documents”, the meaning specified in subparagraph (xi) of Paragraph 11(a) hereof;

(hh)	“Person”, the meaning assigned to such term in the Security Indenture;

(ii)	“Repurchase Price Reduction Amount”, the meaning assigned to such term in the Master Confirmation;

(jj)	“Security Indenture Event of Default” with respect to any Purchased Security, an “Event of Default” (however designated) under and as defined in the Security Indenture.

(kk)	“Specified Transaction” means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between Party A (or any of its Affiliates whose identities (if its trade or legal name does not contain the word “Barclays”) have been notified in writing to Party B) and Party B or the Fund which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made and (b) any combination of these transactions, provided that in each of the cases of clauses (a) and (b), only Specified Transactions under which the relevant entity incurs Indebtedness (as defined in the Security Indenture) shall constitute “Specified Transactions” for the purposes of Paragraph 11;

(ll)	“Trigger Event”, the meaning assigned to such term in the Margining Agreement;

(mm)	“Trustee”, the meaning assigned to such term in the Security Indenture.

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(c)	Paragraph 2 of the Agreement shall be amended by deleting the definition of “Price Differential” and the Agreement shall be construed as if the term “Price Differential” does not exist.

4.             Margin Maintenance. Paragraph 4 of this Agreement shall be deleted in its entirety.

5.	Income Payments. Paragraph 5 of this Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

“Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the Borrowing Base Test no longer being satisfied, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient such that the Borrowing Base Test remains satisfied, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.”

6.	Representations and Covenants. Paragraph 10 of the Agreement is hereby amended by adding an “(a)” before the first word of the first paragraph and adding the following new paragraphs at the end thereof:

(b)	Each of Buyer and Seller further represents and warrants that, with respect to each Transaction under the Agreement:

Non-Reliance. It has made its own determinations regarding the tax and accounting treatment of all aspects of the Transaction including, without limitation, the tax and accounting treatment of any Income paid with respect to the Securities. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction. It has evaluated for itself whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(c)	Seller hereby represents and covenants for so long as any Transaction is outstanding hereunder that Seller has since its formation, and shall at all times, abide by the following requirements, the compliance with which it acknowledges that Buyer is relying upon in entering into this Agreement:

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(1)	maintain or cause to be maintained its own separate books and records and bank accounts;

(2)	have a board of managers separate from that of any other person (although members of the board of managers of Seller may serve as managers of one or more Affiliates of Seller);

(3)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or “disregarded entity” for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(4)	not commingle its assets with assets of any other person;

(5)	conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Seller’s formation);

(6)	maintain separate financial statements (it being understood that, if Seller’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating Seller’s separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate);

(7)	pay its own liabilities only out of its own funds;

(8)	maintain an arm’s-length relationship with its Affiliates;

(9)	not hold out its credit or assets as being available to satisfy the obligations of others;

(10)	pay its fair and reasonable share of overhead for shared office space, if any;

(11)	use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being Seller’s agent);

(12)	except as expressly permitted by the Transaction Documents, not pledge its assets as security for the obligations of any other person;

(13)	correct any known misunderstanding regarding its separate identity;

(14)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and (except as permitted by the Transaction Documents) pay its operating expenses and liabilities from its own assets;

(15)	has complied, and will continue to comply, with the provisions of its Organizational Documents and the laws of the jurisdiction of its formation relating to limited liability companies;

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(16)	has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its member, any Affiliate of its member, or any other persons; and

(17)	not sell, exchange, lease or otherwise transfer all or substantially all of the assets of Party B or consolidate or merge Party B with another person whether by means of a single transaction or a series of related transactions.

On the Purchase Date for each Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

7.	Agreement to Deliver Information.

Party B agrees to deliver the following documents/information:

Form/Document/ Certificate	Date by which to be delivered
Evidence reasonably satisfactory to Party A of the signing authority and specimen signature of any individual executing this Agreement	Upon or promptly following execution of this Agreement
Such other financial or other information relating to the Transactions with respect to Party B as Party A may reasonably request from time to time	Within five (5) business days after request by Party A, provided that Party B has no obligation to provide such information to Party A if (1) doing so could reasonably result in Party B being in non-compliance with any confidentiality or other obligations applicable to it (including, without limitation, any regulatory obligations); or (2) such information is required to be provided by the Issuer or the Investment Manager (as defined in the Transaction Documents) pursuant to the terms of the Transaction Documents.

8.             Purchase Price Maintenance.

(a)	Notwithstanding the definition of “Purchase Price” in this Agreement and the Margin Maintenance provisions in the Master Confirmation, the parties agree that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other constituting Net Margin.

9.             Events of Default.

(a)           Clause (iii) of Paragraph 11 shall be replaced in its entirety as follows:

“(iii) Seller or Buyer fails to comply with the Margin Maintenance provisions in the Master Confirmation and such failure remains unremedied for (x) with respect to the failure by Seller to transfer the Borrowing Base Cure Amount by the applicable Cure Deadline, a period of one (1) or more business days after the earlier of the nondefaulting party’s knowledge of such failure to transfer by the applicable Cure Deadline and notice thereof from the nondefaulting party to the defaulting party; and (y) with respect to the failure by Buyer to transfer the Excess Cure Collateral Refund Amount by such deadline specified in clause (b)(2) of the “Margin Maintenance” provisions in the Master Confirmation, a period of one (1) or more business days after the earlier of the nondefaulting party’s knowledge of such failure to transfer by the such deadline”

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(b)	Paragraph 11 shall be amended by deleting the word “or” immediately before subparagraph (vii) and by adding the following before the words “(each an “Event of Default”)” at the end of subparagraph (vii) thereof:

“(viii)	Party B fails to comply with any obligation to deliver information under Paragraph 7 of this Annex I (Agreement to Deliver Information) within the time specified;

(ix)	Party B fails to pay any Financing Fee Payment or any Make-Whole Amount when and as the same shall become due and payable and such failure shall continue unremedied for two business days after written notice thereof from Party A to Party B;

(x)	Party B ceases to exist as a Delaware LLC (as defined below);

(xi)	Party B incurs or suffers to exist any Indebtedness or enters into any transaction that would be a Specified Transaction if such transaction were between Party A and Party B (except pursuant to this Agreement);

(xii)	Party B directly or indirectly creates, incurs, assumes or permits to exist any Lien on any of its property (except Permitted Liens (as defined in the Security Indenture) or pursuant to this Agreement);

(xiii)	Party B engages in any business activity or incurs any material liabilities (other than the sales, repurchases and maintenance of and margining related to the Purchased Securities in compliance with the terms of this Agreement and the other Transaction Documents (as such term is defined in the Security Indenture) and activities incidental to the foregoing);

(xiv)	Any representation of Party B set forth herein fails to be true and correct in any material respect and such failure, if capable of remedy, remains unremedied for five (5) business days after written notice thereof from Party A to Party B;

(xv)	Party B or the Fund (as defined in the Security Indenture) fails to observe or perform any covenant, agreement or obligation contained in any of the Transaction Documents (as defined in the Security Indenture) (other than the matters referred to in the preceding clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiv), or in clause (xvii) below) and (A) with respect to any such failure in respect of Sections 7(e), 7(h), 7(i) of the Investment Management Agreement, such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) or more days after the earlier of Party B’s knowledge thereof and notice thereof from Party A to Party B; or (B) with respect to any other such failure, if capable of remedy, shall continue unremedied for a period of five (5) or more business days after the earlier of Party B’s knowledge thereof and notice thereof from Party A to Party B;

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(xvi)	the occurrence of a Security Indenture Event of Default with respect to the Issuer (as defined in the Security Indenture);

(xvii)	Party B fails to observe or perform any covenant, agreement or obligation contained Paragraph 10(c) of the Agreement (other than clause 10(c)(17)), and such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) or more days after the earlier of Party B’s knowledge thereof and notice thereof from Party A to Party B;

(xviii)	[reserved];

(xix)	an event of default occurs (after taking into account any applicable grace period) with respect to the default by the Fund in the payment of any obligations owed in respect of any Indebtedness with a principal amount of greater than $50,000,000;

(xx)	the occurrence of an event of default (after taking into account any applicable grace period) with respect to the Fund under the terms of any Indebtedness owing to Party A or any of its Affiliates;

(xxi)	the occurrence of a Financial Covenant Breach with respect to the Fund and such breach, if capable of remedy, shall (i), with respect to a Financial Covenant Breach under Section 7(b)(i) of the Guaranty, remain unremedied for a period of ten (10) or more business days after the earlier of the Fund’s or Party B’s knowledge thereof and notice from Party A to Party B, or (ii), with respect to a Financial Covenant Breach under Section 7(b)(ii) of the Guaranty, remain unremedied for a period of five (5) or more business days after the earlier of the Fund’s or Party B’s knowledge thereof and notice from Party A to Party B;

(xxii)	the limited liability company agreement or any other organizational document of Party B (collectively, the “Organizational Documents”), or any provision thereof, shall be amended, modified, changed, waived, terminated, cease to be effective or cease to be the legally valid, binding and enforceable obligation, if the effect of such amendment, modification, change, termination or other action would have a material adverse effect on (1) the ability of Party B to perform its obligations under the Agreement, the Master Confirmation or any Transaction or (2) the validity or enforceability of the Agreement or the Master Confirmation against Party B by Party A or the rights and remedies of Party A against Party B under the Agreement or the Master Confirmation;

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(xxiii)	Party B shall default or breach of any provision under any Organizational Document, if the effect of such default or breach, would have a material adverse effect on (1) the ability of Party B to perform its obligations under the Agreement, the Master Confirmation or any Transaction or (2) the validity or enforceability of the Agreement or the Master Confirmation against Party B by Party A or the rights and remedies of Party A against Party B under the Agreement or the Master Confirmation; or

(xxiv)	Party B or the Fund:

(A)	defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(B)	defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least two business days);

(C)	defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction;

(D)	disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).”

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(c)	Paragraph 11 is hereby amended by replacing the last sentence in subparagraph (h) thereof with the following:

“Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the sum of (1) the Pricing Rate for the relevant Transaction plus (2) two percentage points.”

(d)	Paragraph 11 of the Agreement is hereby amended by adding a new subparagraph (j) as follows:

“(j)	Notwithstanding anything herein to the contrary, in connection with any sale of the Purchased Securities by Buyer pursuant to Paragraph 11(d) following an Event of Default of Seller as defaulting party, other than any such sale conducted as a public auction and with respect to which the Investment Manager has been notified thereof (provided that no Bankruptcy Event has occurred with respect to the Investment Manager), if the Buyer elects to sell or otherwise dispose of such Purchased Securities and the Buyer receives one or more Firm Bid(s) in respect of such Purchased Securities, and the Buyer finds such Firm Bid to be acceptable (which determination of acceptable shall be based on the Liquidation Agent’s credit policies that are consistently applied across similarly situated counterparties or similar transactions), the Buyer shall deliver to the Seller and the Investment Manager written notice of the material terms of such offer (such material terms being the amount of such Purchased Securities to be sold and the Sale Price, but not the identity of the proposed counterparty) (an “Offer Notice”).

The Offer Notice shall constitute an irrevocable offer by Buyer to sell all such Purchased Securities referenced therein to the Investment Manager or its designated Affiliate or managed fund (other than the Seller) on the same terms and subject to the conditions set forth in the Offer Notice (the “Right of First Refusal”). The Investment Manager (or its designated Affiliate or managed fund) may elect to exercise its Right of First Refusal and purchase such Purchased Securities referenced in the Offer Notice on the terms set forth in the Offer Notice by delivering written notice of such election (an “Election Notice”) to the Buyer within (i) if the Offer Notice is received by 2:00 p.m. New York time, two (2) hours from the time the Investment Manager received the Offer Notice, and (ii) if the Offer Notice is received after 2:00 p.m. New York time, by 10:00 a.m. New York time on the following Business Day, and consummating such purchase within one (1) Business Day from the date the Buyer receives such Election Notice.

The failure by the Investment Manager to deliver an Election Notice to the Buyer or failure by the Investment Manager (or its designated Affiliate or managed fund) to consummate the purchase of the entirety of such Purchased Securities referenced in such Offer Notice within the time periods set forth in the preceding sentence shall be deemed to be an election by the Investment Manager not to purchase such Purchased Securities pursuant to such particular Offer Notice. For the avoidance of doubt, in the event that the Buyer does not sell or otherwise dispose of the Purchased Securities subject to the Offer Notice, then the Investment Manager fully retains the Right of First Refusal with respect to any subsequent sales or dispositions of such Purchased Securities pursuant to the terms of this Paragraph 11(j).”

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10.	Single Agreement. Paragraph 12 of the Agreement is hereby amended by deleting the words “a default in the performance of any such obligations shall constitute a default” and replacing it with the following: “an Event of Default in respect of any Transaction shall constitute an Event of Default”.

11.	Notices. Paragraph 13 of the Agreement shall be amended by replacing the last sentence thereof with the following:

“All notices, demands and requests hereunder shall be made in writing (which may include, without limitation, email notifications) to the address (or email address) set forth in Annex II.”

11.	Qualified Institutional Buyers. It is agreed that with respect to Transactions in Purchased Securities which are eligible for resale under Rule 144A under the Securities Act of 1933, as amended (“Rule 144A Securities”), the following representations shall apply:

(a)	on the Purchase Date for any Transaction, (i) Buyer represents and warrants that Buyer is familiar with the provisions of Rule 144A, (ii) Buyer represents and warrants that Buyer is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Seller represents and warrants that Seller is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144 under the Securities Act, of the issuer of any Purchased Securities, and (iv) Seller represents and warrants that any Purchased Securities transferred to Buyer are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144; and

(b)	on the Repurchase Date for any Transaction, (i) Seller represents and warrants that Seller is familiar with the provisions of Rule 144A, (ii) Seller represents and warrants that Seller is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Buyer represents and warrants that Buyer is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144, of the issuer of any Purchased Securities, and (iv) assuming the accuracy and completeness of Seller’s representations under subparagraph (a) of this Paragraph, Buyer represents and warrants that any Purchased Securities transferred to Seller are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144.

12.	Assignment. Paragraph 15 of the Agreement is hereby amended by inserting the following between the first and second sentences of subparagraph 15(a):

“Notwithstanding the foregoing, Party A may not assign its rights nor delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party to this Agreement, and any purported assignment or delegation absent such consent is void, except for an assignment or delegation of all of the Party A’s rights and obligations hereunder in whatever form Party A determines may be appropriate to any Affiliate of Party A.”

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13.	Termination. Paragraph 15 of the Agreement shall be amended by replacing the last sentence of subparagraph (a) thereof with the following:

“This Agreement shall terminate and be of no further force and effect (except with respect to any obligations of Party A and Party B that are otherwise expressly stated in the Agreement or the Master Confirmation as surviving termination, which shall, as so specified, survive without prejudice and remain in full force and effect) on the first date after all obligations under all Transactions have been paid in full.”

14.	Operational Error. Notwithstanding any other provision contained herein, no Event of Default under subparagraphs (i), (ii), (iii), (iv) or (ix) of paragraph 11 of the Agreement shall have occurred if (i) the relevant failure to pay or transfer is caused solely by an error or omission of an operational nature or by the failure of the defaulting party or a custodian of the defaulting party to make any payment or delivery to the nondefaulting party after the defaulting party has issued instructions; (ii) assets were available to such party to make the relevant payment or transfer when due; and (iii) the defaulting party has upon the non-defaulting party’s request, provided to the nondefaulting party, written verification of clauses (i) and (ii) above that is reasonably satisfactory to the nondefaulting party and (iv) such payment or transfer is made by (x), if the relevant failure to pay or transfer is caused by the defaulting party, the close of business (New York time) on the first Business Day after notice of the relevant failure to pay or transfer is given to the defaulting party or (y) if the relevant failure to pay or transfer is caused by a custodian of the defaulting party, the close of business (New York time) on the third Business Day after notice of the relevant failure to pay or transfer is given to the defaulting party.

15.	Set-off. Upon the occurrence and continuance of an Event of Default with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or continent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set off effected under this paragraph 15 to Annex I, provided that any failure to give such notice shall not invalidate the relevant set off.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to such party accounting to (and, if the set off in respect of the estimate exceeds the ascertained obligation, settling with and reimbursing) the other when the obligation is ascertained.

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Nothing in this paragraph 15 to Annex I will be effective to create a charge or other security interest. This paragraph 15 to Annex I will be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

16.	Incorporation of ISDA 2016 Bail-in Article 55 BRRD Protocol.

The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of this Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms and certain of their parent or holding companies.

This Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the “Implementation Date” for the purposes of the Attachment shall be deemed to be the date of this Agreement. In the event of any inconsistencies between the Attachment and the other provisions of this Agreement, the Attachment will prevail.

17.	Contractual Recognition of UK Stay in Resolution. Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination rights under or rights to enforce a security interest in connection with this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

Annex I■14

18.	Notice Regarding Client Money Rules. BBPLC, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by BBPLC from you will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, BBPLC shall not segregate money received by it from you from BBPLC money and BBPLC shall not be liable to account to you for any profits made by BBPLC use as banker of such cash and upon failure of BBPLC, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.

19.	Barclays Capital Inc. as Agent for BBPLC. Counterparty acknowledges that (A) BBPLC has appointed its affiliate, Barclays Capital Inc. (“Agent”), a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc., to act as BBPLC’s agent within the scope of Rule 15a-6 under the Exchange Act with respect to all transactions under this Agreement, and (B) the Agent is being compensated by BBPLC for acting as BBPLC’s agent. Agent may rely on BBPLC for delivery of any required confirmations or statements.

20.	Use of Employee Plan Assets. Paragraph 18(a) hereof is amended and replaced in its entirety as follows:

“No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Internal Revenue Code of 1986 or of any substantially similar law are to be used by either party hereto in a Transaction.”

21.	Limited Recourse; Non-Petition. Party A hereby agrees that it shall not institute against, or join any other Person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws. Party A hereby acknowledges and agrees that Party B’s obligations from time to time hereunder will be limited recourse obligations of Party B, and that other than as set forth in the Guaranty Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

Annex I■15

This Agreement may be signed in any number of counterparts, each of which shall be considered an original.

BARCLAYS BANK PLC		FSSL FINANCE BB SELLER LLC

By:	/s/ Kevin Plattenburg	By:	/s/ Edward T. Gallivan
Name: Kevin Plattenburg		Name: Edward T. Gallivan
Title:Managing Director		Title: Chief Financial Officer
Date: Sep 6, 2023		Date: 8/2/2023

Annex I■16

Annex II

Names and Addresses for Communications Between Parties

Party A: Barclays Bank PLC

Barclays Bank PLC
745 7th Ave
New York, NY 10019
Email:	CreditTRS@barclays.com
Attention:	Global Credit & Financing Solutions

Party B: FSSL Finance BB Seller LLC

201 Rouse Blvd.
Philadelphia, PA 19112
Attention: Edward T. Gallivan, Jr., Chief Financial Officer
Tel.: (215) 495-1150
Email: portfolio.finance@fsinvestments.com; credit.notices@fsinvestments.com;
FSEP_Team@fsinvestments.com

Execution Version

MASTER CONFIRMATION

DATE:	September 6, 2023

TO:	FSSL Finance BB Seller LLC (“Counterparty”)

FROM:	Barclays Bank PLC (“Barclays”)

SUBJECT:	Repurchase Facility

REF. NO.:	3ANTYZ

The purpose of this (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Repurchase Facility entered into on the Trade Date specified below between Barclays and Counterparty (the “Facility”). This communication constitutes a “Confirmation” as referred to in the Master Repurchase Agreement specified below. This communication supersedes and replaces all prior communications between the parties hereto with respect to the Facility and Transactions described below.

This Confirmation shall supplement, form a part of, and be subject to, the Master Repurchase Agreement (including the Annexes thereto) dated as of September 6, 2023, each as further amended or replaced from time to time (collectively, the “Master Repurchase Agreement”), between Barclays and Counterparty. This Confirmation shall be read and construed as one with the executed Master Repurchase Agreement and all other outstanding confirmations between the parties, so that all such confirmations, this Confirmation and the executed Master Repurchase Agreement constitute a single Agreement between the parties. Except as expressly modified hereby, all provisions contained in, or incorporated by reference into, the Master Repurchase Agreement shall govern each Transaction hereunder. In the event of any inconsistencies between the Master Repurchase Agreement and this Confirmation, this Confirmation will govern with respect to the Transactions covered hereby (and the last sentence of Paragraph 3(b) of the Master Repurchase Agreement shall not apply to any such Transaction). In the event of any inconsistencies between Annex A hereto and this Confirmation with respect to any Transaction, the terms of Annex A with respect to such Transaction will govern. System-generated confirmations of trade may be generated by Barclays that set forth the trade terms of the individual repurchase transactions described in this Confirmation; and, if any such system-generated confirmations of trade are generated and there is any inconsistency between such system-generated confirmations of trade and this Confirmation or the Master Repurchase Agreement, then the terms of this Confirmation or the Master Repurchase Agreement, as the case may be, shall prevail. Capitalized terms not defined herein have the meaning ascribed to them in the Master Repurchase Agreement, the Security Indenture or the Margining Agreement, as applicable.

This Confirmation evidences a separate transaction with respect to each Purchased Security specified in Annex A from time to time as if the details specified in Annex A with respect to that Purchased Security were set out in the Confirmation in full; provided, however, that for all purposes hereunder, all transactions with respect to each Purchased Security shall be deemed to constitute a single “Transaction”. The terms of the Facility and the Transaction to which this Confirmation relates are as follows:

(A)	Terms Related to the Facility
1.	Basic Terms
Buyer	Barclays
Seller	Counterparty
Trade Date	September 6, 2023
Facility Commencement Date	The Initial Purchase Date.
Purchase Date	(a) September 6, 2023 (the “Initial Purchase Date”); and (b) each date on which an Addition occurs (each such date, an “Addition Purchase Date”).
Facility End Date	September 6, 2026
Ramp-Up Period	The period commencing on and including the Facility Commencement Date and ending on and including the 90th calendar day thereafter.
Aggregate Purchased Security Notional Amount	At any time, the sum of the Purchased Security Notional Amounts under all Transactions for which a Purchase Date has occurred at or prior to such time.
Minimum Purchase Price Amount	(a) During the Ramp-Up Period, the Initial Purchase Price; and (b) at any time after the Ramp-Up Period, the product of (i) the Maximum Aggregate Facility Size in effect at such time and (ii) 80%.
Maximum Aggregate Facility Size	At any time, USD 500,000,000.00 minus the Aggregate Facility Reduction Amount at such time.
Aggregate Facility Reduction Amount	At any time, the aggregate amount of Facility Reductions which have become effective on or prior to such date
Facility Reduction

On any Business Day, Seller may elect by written notice to Buyer to permanently reduce the Maximum Aggregate Facility Size in whole or in part; provided that any such election (i) shall be effective no earlier than 2 Business Days following Buyer’s receipt of written notice; and (ii) shall be accompanied by any Make-Whole Amounts required in connection therewith pursuant to Part (B)(3) hereof.

Undrawn Facility Amount	At any time, an amount equal to the (i) then-current Maximum Aggregate Facility Size minus (ii) the aggregate Purchase Price of all of the Purchased Securities

Eligible Securities

(a)       FSSL FIN BB ASSETCO LLC Floating Rate 144A Notes due July 1, 2033.

CUSIP No. 30332C AA7; and

(b)       FSSL FIN BB ASSETCO LLC Floating Rate Reg-S Notes due July 1, 2033.

CUSIP No. U3486T AA8.

For the avoidance of doubt, each Purchased Security for each Transaction under this Confirmation shall consist of one of the Eligible Securities identified above.

Security Issuer	FSSL Finance BB AssetCo LLC
Business Days	Any day on which commercial banks are open in each of New York City, London and the city in which the corporate trust office of the Trustee is located.
Business Day Convention	Modified Following
Calculation Agent	Barclays, provided that if (a) an Event of Default has occurred and is continuing with respect to Barclays as the defaulting party or (b) Barclays fails in any of its material obligations in its capacity as the Calculation Agent, then Counterparty may select an Independent Dealer for the relevant Transaction, to act as Calculation Agent (a “Substitute Calculation Agent”). Barclays or the Substitute Calculation Agent shall make each calculation in good faith and in a commercially reasonable manner.
Security Indenture	Shall mean that certain Indenture, dated as of September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time), by and among Security Issuer, as the Issuer and Computershare Trust Company, N.A., as the Trustee, together with any other underlying instruments governing the Purchased Securities.
Margining Agreement	Shall mean that certain Margining Agreement, dated as of September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time), by and among Security Issuer, as the Issuer, FS Energy and Power Fund, as the Investment Manager, and Barclays as the Liquidation Agent (each term as defined thereunder).
Initial Fee	On the Initial Fee Payment Date specified below, Seller shall pay to Buyer the Initial Fee Amount specified below. The Initial Fee shall be fully earned when paid and there shall be no rebate thereof, notwithstanding the failure to occur of any Purchase Date or the occurrence of any early Repurchase Date.
Initial Fee Payment Date	The Trade Date
Initial Fee Amount	USD 5,000,000

2.	Conditions Precedent to Effectiveness of the Facility
Conditions

It shall be a condition to the effectiveness of this Confirmation, and to the entry of the first Transaction hereunder, that the following conditions shall have been satisfied (or waived by Barclays), in form and substance satisfactory to Barclays in its sole and absolute discretion:

(a)	Barclays shall have received the documents and certificates referred to in paragraph 7 to Annex I to the Master Repurchase Agreement, all in form and substance reasonably satisfactory to Barclays and its counsel in its sole discretion;

(b)	Barclays shall have received the Master Repurchase Agreement and this Confirmation duly executed by Counterparty, and shall have received executed copies of the Security Indenture (including the schedules and exhibits thereto) and all documents, certificates and opinions required to be delivered on or prior to the date of the issuance of the Purchased Securities pursuant thereto, all in form and substance reasonably satisfactory to Barclays in its sole discretion;

(c)	no Default or Event of Default with respect to Counterparty or Barclays as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing; and

(d)	Barclays shall have received the full Initial Fee Amount as of the Trade Date.

3.	Purchased Securities; Additions
Purchased Securities

On the Initial Purchase Date, upon satisfaction of the Conditions to Effectiveness with respect to the initial Transaction hereunder, Counterparty shall transfer to Barclays Purchased Securities comprising Eligible Securities having a total authorized principal amount of USD 500,000,000 and an initial funded outstanding principal amount of USD 500,000,000 in exchange for the payment by Barclays of the Initial Purchase Price.

Conditions to Effectiveness

The effectiveness of the initial Transaction hereunder shall be subject to the satisfaction of each of the conditions precedent for such Transaction specified in the Master Repurchase Agreement and the satisfaction of each of the following additional conditions:

(a)       the “Closing Date” under and as defined in the Security Indenture shall have occurred, and the Seller shall have subscribed to the purchase of the Eligible Security in an amount equal to the Initial Purchase Price for such Transaction pursuant to the execution of the Note Purchase Agreement;

(b)       no Default or Event of Default with respect to Counterparty or Barclays as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing or would result from such Transaction becoming effective; and

(c)       the “Borrowing Base Test” (as such term is defined under the Margining Agreement) is satisfied immediately before and would be satisfied immediately after giving effect to such Transaction.

Barclays shall prepare and deliver to Counterparty a completed Annex A (or another form setting forth information corresponding to that set forth on Annex A), reflecting the terms of such initial Transaction, reasonably promptly (and, in any case, no later than one (1) Business Day) following the satisfaction of the Conditions to Effectiveness for such Transaction.

Additions

On each Addition Purchase Date:

(a)       Barclays shall purchase the Purchased Securities, and Counterparty shall sell the Purchased Securities, in each case, in the amount of such Agreed Addition Purchase Price, in exchange for the payment by Barclays of the applicable Agreed Addition Purchase Price on such Addition Purchase Date, and for the purposes of such purchase and sale under this clause (a), the Purchased Securities shall be deemed to be the increase in the Redemption Price of the Purchased Securities that have been purchased by Barclays, and sold by Counterparty, immediately prior to such Addition Purchase Date;

(b)       the Purchase Price shall be increased by an amount requested by Counterparty in writing (which writing may be in the form of an email) at least 2 Business Days prior to the proposed Addition Purchase Date (the amount so requested, the “Agreed Addition Purchase Price”), provided that the Agreed Addition Purchase Price requested by Counterparty shall be zero unless each of the following conditions is satisfied:

(1)	the Agreed Addition Purchase Price requested by Counterparty for any Addition Purchase Date would not result in the aggregate Purchase Price funded by Barclays hereunder (after giving effect to the payment by Barclays of such Agreed Addition Purchase Price) exceeding (x) the then-current Maximum Aggregate Facility Size minus (y) the Aggregate Unfunded Exposure Leverage Amount (determined on a pro forma basis after giving effect to any Purchase or sale of, or funding of unfunded commitments under, any Collateral Obligations to be effected by the Security Issuer on such date);

(2) (i) no Default or Event of Default with respect to Counterparty as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing on and as of the Addition Purchase Date or would result from such Addition becoming effective, (ii) the “Borrowing Base Test” (as such term is defined under the Margining Agreement) is satisfied immediately before and would be satisfied immediately after giving effect to such Addition; and

(3) all of the representations and warranties contained in the Master Repurchase Agreement and the Transaction Documents shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Addition Purchase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date, provided, that no more than one (1) Addition (or such greater number of times as the Buyer consents to in writing (including via email) in its sole discretion) may occur during each consecutive seven calendar day period.

(The increase in the Purchase Price pursuant to and in accordance with clause (b) above, an “Addition”.)

Immediately following the Addition in accordance with the foregoing, Counterparty and Barclays shall confirm to each other the revised Purchase Price, which confirmation may be in the form of exchange of emails between the parties.

(B)	Terms Relating to Each Transaction
1.	General Terms
Terms Specified in Annex A	The following terms in relation to the initial Transaction will be specified in Annex A (by the Calculation Agent):
	•	Transaction Number (to be assigned by the Calculation Agent)
	•	Security Issuer (which shall be FSSL Finance BB AssetCo LLC)

•	Purchased Security (which shall be an Eligible Security)

•	Purchase Date (which shall be the Business Day on which the Conditions to Effectiveness for such Transaction are satisfied)

•	Initial Purchase Price
Purchased Security Notional Amount	For each Transaction, the original par amount of the Eligible Security that is purchased hereunder in such Transaction (determined without regard to paydowns on such Eligible Security occurring at any time).
Purchase Price	An amount equal to (i) USD 80,000,000 (the “Initial Purchase Price”) plus (ii) each Agreed Addition Purchase Price effected pursuant to each Addition validly effected hereunder minus (iii) each Voluntary Prepayment Amount effected pursuant to each Voluntary Prepayment executed hereunder.
Temporary Purchase Price Reduction	Any Voluntary Prepayment that is not accompanied by a simultaneous Facility Reduction.
Permanent Purchase Price Reduction	Any Voluntary Prepayment that is accompanied by a simultaneous Facility Reduction.
Purchase Price Reduction

Seller may elect to prepay all or a portion of the Repurchase Price of the Purchased Securities (a “Voluntary Prepayment”) upon by notifying Buyer in writing not later than 5:00 p.m., New York City time, two (2) Business Days (or shorter period as agreed to by the Buyer) before the date of the proposed prepayment (a “Prepayment Date”); provided that such Voluntary Prepayment satisfies the Purchase Price Reduction Conditions.

On each Prepayment Date:

(a)       Buyer shall transfer to Seller or its agent Purchased Securities, which transfer shall be deemed to be in the form of a reduction in the Redemption Price of the Purchased Securities immediately following such Prepayment;

(b)       Seller shall pay to the Buyer the Voluntary Prepayment Amount; and

(c)       for each Purchased Security that is the subject of such Voluntary Prepayment, the Repurchase Price for such Purchased Security immediately after giving effect to such Voluntary Prepayment shall be equal to (x) the Repurchase Price thereof immediately prior to such prepayment minus (y) the related Voluntary Prepayment Amount for such Purchased Security.

Immediately following the operation of “Purchase Price Reduction” in accordance with the foregoing, Seller and Buyer shall confirm to each other the revised Purchase Price, which confirmation may be in the form of exchange of emails between the parties (which emails shall attach an updated Annex A).
Purchase Price Reduction Conditions

With respect to each Voluntary Prepayment (whether or not accompanied by a Facility Reduction):

(a)       Seller notifies Buyer at least 2 Business Days prior written notice of the proposed Voluntary Prepayment Date that it wishes to reduce the Purchase Price (such reduction amount, the “Voluntary Prepayment Amount”); and

with respect to each Temporary Purchase Price Reduction (for the avoidance of doubt, the following conditions shall not apply to any Permanent Price Reductions):

(b)       Voluntary Prepayment Amount shall not be less than the lesser of (x) USD 2,000,000 (or such lower amount as approved by Buyer in its sole discretion) and (y) the Purchase Price at such time;

(c)       [reserved];

(d)       (1) no Default or Event of Default with respect to Seller as the defaulting party shall have occurred and be continuing, in each case, on and as of the Prepayment Date of such Voluntary Prepayment, and (2) the “Borrowing Base Test” (as such term is defined under the Margining Agreement) would be satisfied immediately after giving effect to such Voluntary Prepayment;

(e)       no more than one (1) Voluntary Prepayment (or such greater number of times as the Buyer consents to in writing (including via email) in its sole discretion) may occur during each consecutive seven calendar day period; and

(f)       Seller shall have provided an officer’s certificate to Buyer confirming that the foregoing conditions are satisfied (which certificate may be unsigned and be in the form of an email so long as such email is sent by an officer of Seller).

Repurchase Date	In relation to any Purchased Security (or portion thereof) in each Transaction, the earliest to occur of:

	(a)	the Scheduled Repurchase Date for such Purchased Security;

	(b)	the date on which the non-defaulting party exercises its option to declare an Event of Default pursuant to Section 11 of the Master Repurchase Agreement;

(c)	[reserved];

(d)	the date (if any) on or following the occurrence of a Regulatory Change specified in writing by Barclays to Counterparty;

(e)	the Specified Repurchase Date (if any) specified in writing by Counterparty to Barclays in connection with a Specified Repurchase Event;

(f)	the Optional Repurchase Date (if any) specified in writing by Counterparty to Barclays; and

(g)	the date (if any) it becomes unlawful for the Equity Owner (as defined in the Security Indenture), Counterparty, the Investment Manager or the Security Issuer to perform any of its material covenants, agreements or obligations under any of the Transaction Documents (as defined in the Security Indenture).
Scheduled Repurchase Date	For each Transaction, the Facility End Date.
Optional Repurchase Date

With respect to a Transaction, on any Business Day, Counterparty may elect by written notice (an “Optional Repurchase Date Notice”) to Buyer repurchase the entirety, of the then outstanding Purchased Securities subject to such Transaction upon (i) prepaying the entirety of the then outstanding Repurchase Price by way of a Permanent Purchase Price Reduction pursuant to the execution of a Voluntary Prepayment in accordance with the terms hereof and (ii) effecting a Facility Reduction in accordance with the terms hereof in an amount equal to the excess of (i) the then-current Maximum Aggregate Facility Size and (ii) the then-outstanding Purchase Price; provided that any such election shall be effective no earlier than 2 Business Days (such date, an “Optional Repurchase Date”) following Buyer’s receipt of written notice.

Optional Repurchase Notice Date	With respect to any Optional Repurchase Date Notice, the date on which such Optional Repurchase Date Notice is received by Barclays (or, if any such day is not a Business Day, the next succeeding Business Day).
Specified Repurchase Event

With respect to a Transaction, the occurrence of any of the following:

(a)       Barclays provides written notice to Counterparty that Barclays has elected to sell or rehypothecate (such that Barclays does not have a contractual right to call or otherwise reacquire such Purchased Securities) all or a portion of the Purchased Securities to a Competitor or any of its Affiliates;

(b)       Barclays provides written notice to Counterparty that Barclays will no longer (due to a change in law, change in internal policies or otherwise) be able to (i) hold 100% of the voting rights or control (direct or indirect) over the Purchased Securities or to direct the vote of the Purchased Securities or (ii) acquire, control, hold or own any of the Purchased Securities within the next 10 Business Days; or

(c)       Barclays provides written notice to Counterparty that an event of default (or similar event) or a termination event (or similar event) has occurred under a Hedging Arrangement where Barclays is the defaulting party or the affected party (as the case may be).

Barclays shall notify Counterparty (i) at least 10 Business Days prior to the occurrence of any event described in clauses (a) or (b) above and (ii) promptly (and, in any case, no later than two (2) Business Day) following any event described in clause (c) above.

“Competitor” means any Person primarily engaged in the business of private investment management as a business development company, strategic opportunities or specialty lending fund, mezzanine fund, debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Investment Manager, Counterparty or Equity Owner (as defined in the Security Indenture), or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority or (d) any Person as agreed to in writing among Counterparty (or the Investment Manager) and Barclays from time to time.

“Hedging Arrangement” means any transaction or agreement (or series of transactions and/or agreements) entered into by Barclays or any of its Affiliates (or any financing vehicle or trust) with a third-party (i) in order to hedge Barclays’ exposure under the Transactions or (ii) wherein Barclays has received financing secured by the Purchased Securities (for the avoidance of doubt, which financing may be in the form of a total return swap transaction, a repurchase transaction or other derivatives-based financing).

Specified Repurchase Date

With respect to a Transaction, upon the occurrence of any Specified Repurchase Event, Counterparty may elect by written notice to Barclays to designate a Repurchase Date in respect of all Purchased Securities subject to such Transaction (a “Specified Repurchase Date”); provided that such Specified Repurchase Date shall occur no earlier than 2 Business Days following delivery of such written notice to Barclays.

Immediately following the repurchase of Purchased Securities on the Specified Repurchase Date, the then-current Maximum Aggregate Facility Size and the Minimum Purchase Price Amount shall be reduced, in each case, by the reduction in the Purchase Price(s) of such repurchased Purchased Securities. For the avoidance of doubt, no Make-Whole Amount shall be payable by Counterparty in connection with a Specified Repurchase Event.

Regulatory Change

Any enactment or establishment of or supplement or amendment to, or change in any law, regulation, rule, policy or guideline (including any accord or standard of the Basel Committee on Banking Supervision, the Federal Reserve Board or any state banking regulator) or in the application or official interpretation of any such law, regulation, rule, policy or guideline that, in each case, becomes effective on or after the Facility Commencement Date and is binding on or otherwise has an effect on Barclays and, as a result of which, in the reasonable determination of Barclays, for reasons outside Barclays’ control or the control of any of its Affiliates, Barclays will (either by voluntary submission or by applicable law) no longer be permitted to enter into or maintain any Transaction hereunder or be subject to materially less favorable regulatory capital treatment with respect to the Transactions by comparison to the regulatory capital treatment applicable as a result of the entry into this Facility on the Facility Commencement Date.

To the extent practicable, as determined by Barclays, Barclays shall promptly give Counterparty notice of a Regulatory Change that Barclays expects to occur with reasonable certainty.

Before declaring a Repurchase Date due to the occurrence of a Regulatory Change, Barclays shall take commercially reasonable measures to eliminate or mitigate the impact of such Regulatory Change (which, for the avoidance of doubt, includes but is not limited to Barclays using commercially reasonable efforts to restructure the Transactions under this Confirmation with Counterparty to make them compliant (in the case of any such changes that would restrict entry into or maintenance of Transactions) or more efficient from a regulatory perspective (in the case of any such changes that would result in less favorable regulatory capital treatment), provided that Counterparty is under no obligation to agree to any such restructuring or any other changes to the terms of this Confirmation or the Master Repurchase Agreement.

Notwithstanding anything to the contrary, Barclays may not declare a Repurchase Date due to the occurrence of a Regulatory Change unless Barclays has provided Counterparty with at least 120 days prior written notice of such impending Regulatory Change.

Underlying Asset	Each “Collateral Obligation” (as defined in the Security Indenture) that is owned by the Security Issuer from time to time

2.	Financing Fees
Financing Fee Payments

In lieu of accrual and payment of Price Differential in respect of the Transactions subject to this Confirmation, on each Financing Fee Payment Date, Counterparty shall pay to Barclays an amount in USD (the “Financing Fee Payment”) equal to the sum of:

	(a)	the product of (i) the Floating Rate Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Floating Rate for such Financing Fee Period multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period; plus

	(b)	the product of (i) the Spread Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Spread for such Financing Fee Period multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period (the payment amount determined under this clause (b) being, the “Spread Payment Amount”); plus

	(c)	the product of (i) the Commitment Fee Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Commitment Fee Rate multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period.

For the avoidance of doubt, paragraph 2(k) the Master Repurchase Agreement shall not apply.
Floating Rate Calculation Amount	For any Financing Fee Period:

	(a)	The sum, for each day in such Financing Fee Period, of the aggregate Purchase Prices for all outstanding Transactions subject to this Confirmation on such day; divided by

	(b)	the number of days in such Financing Fee Period with respect to each such Transaction.
Spread Calculation Amount	For any Financing Fee Period:

	(a)	The sum of the Daily Spread Calculation Amounts for each day in such Financing Fee Period; divided by

	(b)	the number of days in such Financing Fee Period.

Daily Spread Calculation Amount	For any day, the greater of (a) the Minimum Purchase Price Amount on such day; and (b) the aggregate Purchase Prices for all outstanding Transactions subject to this Confirmation on such day.
Commitment Fee Calculation Amount

For any Financing Fee Period:

(i) During Ramp-Up Period: With respect to each day in such Financing Fee Period that occurs during the Ramp-Up Period:

(a) The sum, for each day in any Financing Fee Period, of the Undrawn Facility Amount on such day; divided by

(b) the number of days in such Financing Fee Period (or if the last day of the Ramp-Up Period occurs during such Financing Period, the number of days from and including the Initial Purchase Date to but excluding the last day of such Financing Fee Period).

(ii) After Ramp-Up Period: with respect to each day in such Financing Fee Period that occurs after the Ramp-Up Period:

	(a)	The sum, for each day in any Financing Fee Period, of the lesser of:

		(1)	the Undrawn Facility Amount on such day; and

		(2)	the positive difference on such day (floored at zero), between (x) the then-current Maximum Aggregate Facility Size on such day minus (y) the Minimum Purchase Price Amount on such day; divided by

	(b)	the number of days in such Financing Fee Period (or if the last day of the Ramp-Up Period occurs during such Financing Period, the remaining number of days from and excluding such last day to and including the last day of such Financing Fee Period).
Spread	For any Facility Fee Period, a per annum rate equal to sum of the Weighted Average Facility Applicable Margin for such Facility Fee Period.

Weighted Average Facility Applicable Margin	For any Facility Fee Period, a per annum rate equal to:

	(a)	The sum, for each day in any Financing Fee Period, of the product of:

(1) the Facility Applicable Margin in effect on such day; and

(2) the Daily Spread Calculation Amount for such day; divided by

	(b)	the sum of the Daily Spread Calculation Amounts for each day in such Financing Fee Period.
Commitment Fee Rate	(a)	During the Ramp-Up Period: 0.50% per annum; and

	(b)	following the Ramp-Up Period: 0.40% per annum.
Financing Fee Payment Dates	(a)	The 20th calendar day of each March, June, September and December in each year (or, if any such day is not a Business Day, the next succeeding Business Day), commencing with December 20, 2023; and

	(b)	the Facility End Date.
Financing Fee Period End Dates	(a)	The 15th calendar day of each March, June, September and December in each year, commencing with December 15, 2023; and

	(b)	the Facility End Date.

Financing Fee Period

Each period beginning on, and including, a Financing Fee Period End Date (or, in the case of the first Financing Fee Period, beginning on, and including, the Facility Commencement Date) and ending on, and excluding, the immediately following Financing Fee Period End Date.

Floating Rate

For any Financing Fee Period, Term SOFR for such Financing Fee Period.

“Term SOFR” for any Financing Fee Period shall be the Term SOFR Reference Rate for a tenor comparable to the applicable Financing Fee Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Financing Fee Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided further, that if Term SOFR shall ever be less than the 0.00%, then Term SOFR shall be deemed to be 0.00%.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Calculation Agent in its reasonable discretion).

“Term SOFR Reference Rate”: The rate per annum determined by the Calculation Agent as the forward-looking term rate based on the secured overnight financing rate.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Facility Applicable Margin	For any date of determination, the “Facility Applicable Margin” (as defined in the Margining Agreement) determined for such date in accordance with the Margining Agreement.
Financing Fee Day Count Fraction	Actual/360

Call Protection Reduction Amount	At any time, the “Call Protection Reduction Amount” (as defined in the Margining Agreement) determined at such time in accordance with the Margining Agreement.

3.	Make-Whole Payment
Make-Whole Payment Requirement	Upon the occurrence of any Make-Whole Event, then Counterparty shall pay to Barclays, on the date of such Make-Whole Event, an amount equal to the Make-Whole Amount for such Make-Whole Event.
Make-Whole Events	(a)	Each Facility Reduction; and

	(b)	the termination of all of the Transactions by Buyer following the occurrence of a Repurchase Date with respect to all of the Transactions as a result of an Event of Default of Seller.
Make-Whole Calculation Amount	(a)	In connection with any Make-Whole Event under clause (a) of the definition of “Make-Whole Event”, the amount of such Facility Reduction; and

	(b)	in connection with any Make-Whole Event under clause (b) of the definition of “Make-Whole Event”, an amount equal to the greater of (determined immediately prior to giving effect to such Make-Whole Event) (i) the then-current Purchase Price and (ii) then-current Minimum Purchase Price;

provided that if the aggregate of the Call Protection Reduction Amount is greater than zero at the time of any Make-Whole Event, the Make-Whole Calculation Amount for such Make-Whole Event shall be reduced by such Call Protection Reduction Amount (floored at zero).
Make-Whole Toggle Date	The date that is 18 months following the Facility Commencement Date

Make-Whole Amount	In connection with any Make-Whole Event occurring:

	(a)	on or prior to the Make-Whole Toggle Date, an amount equal to the aggregate amount of Spread Payment Amounts (calculated using (x) the Make-Whole Calculation Amount as the Spread Calculation Amount and (y) the Facility Applicable Margin determined as of the date on which such Make-Whole Event is notified in writing by Barclays to Counterparty) that would be payable by Counterparty to Barclays hereunder during the period from and including the date on which such Make-Whole Event occurs to but excluding the Make-Whole Toggle Date (provided that if, on any day in the period commencing on and including the 30th calendar day after the Facility Commencement Date and the last day of the Ramp-Up Period, the aggregate Purchase Prices of all the Transactions subject to this Confirmation is less than 80% of the then current Maximum Aggregate Facility Size, then an additional calendar day shall be added for each such day to extend the Make-Whole Toggle Date), discounted to present value (using the Term SOFR discount curve published by Bloomberg and determined based on the remaining period between the date of occurrence of the relevant Make-Whole Event and the Make-Whole Toggle Date), all as calculated by the Calculation Agent;

	(b)	after the Make-Whole Toggle Date and on or prior to the date that is 27 months following the Facility Commencement Date, an amount equal to 1.00% of the applicable Make-Whole Calculation Amount, as calculated by the Calculation Agent; and

	(c)	after the date that is 27 months following the Facility Commencement Date, zero.

4.	Application of Principal Payments.
Cash Principal Payment Provisions

On each date on which Barclays receives a payment (other than a payment of interest) on a Purchased Security in cash and in immediately available funds (each, a “Cash Principal Payment”), Barclays shall immediately apply such received payments towards the reduction of the Repurchase Price payable by Seller for such Purchased Security by an amount equal to such received payment (such amount, the “Repurchase Price Reduction Amount”).

5.	Additional Provisions
Margin Maintenance

(a)  Upon the occurrence of a Trigger Event, Buyer may by notice (a “Margin Call Notice”) to Seller require Seller in such Transactions to transfer to Buyer Eligible Margin in an amount equal to the Borrowing Base Cure Amount (as such term is defined under the Margining Agreement) necessary to effect the related Borrowing Base Cure (as such term is defined under the Margining Agreement) by the applicable Cure Deadline (as such term is defined under the Margining Agreement); provided that (i) Seller shall not be required to transfer the Borrowing Base Cure Amount unless such amount exceeds USD 250,000 and (ii) the “amount” of any U.S. treasury securities so transferred shall be the market value thereof (as determined by the Liquidation Agent in its sole discretion).

(b) In the event that at any time after Seller has effected a Borrowing Base Cure, the Facility Advance Rate exceeds the Borrowing Base Ratio, then, so long as immediately before and after giving effect thereto: (A) no Default or Event of Default shall have occurred and, in each case, is continuing with respect to Seller and (B) the Borrowing Base Test is and will remain satisfied:

(1)	upon written notice to Buyer (such notice, an “Excess Cure Collateral Refund Request Notice”), Seller may request that Buyer return to Seller an amount of Net Margin (such requested amount, the “Excess Cure Collateral Refund Amount”) such that following the transfer by Buyer to Seller, the Facility Advance Rate would not exceed the Borrowing Base Ratio; and

(2)	if (x) Buyer receives the Excess Cure Collateral Refund Request Notice prior to 10:00 A.M. New York City time on any Business Day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than the close of business on the same Business Day of such notice and (y) Buyer receives the Excess Cure Collateral Refund Request Notice after 10:00 A.M. New York City time on any Business Day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than the close of business on the next Business Day following such notice; provided that Buyer shall only be obligated to transfer such amount to Seller pursuant to the foregoing if (and only to the extent that):

	(i)	such transfer by Buyer is a return of the Net Margin that has previously been transferred by Seller to Buyer pursuant to clause (a) above in respect of the Transaction and has not been previously returned by Buyer to Seller;

	(ii)	immediately after giving effect to such transfer the Borrowing Base Test shall be satisfied on a pro forma basis; and

	(iii)	such amount is greater than USD 250,000.

“Eligible Margin” means cash in USD or U.S. treasury securities.

“Net Margin” means, at any time of determination, (x) the aggregate amount of USD transferred by Seller to Buyer pursuant to clause (a) above which has not been returned by Buyer to Seller pursuant to clause (b) above plus (y) the aggregate amount (based on market value as of such date of determination) of U.S. treasury securities (if any) transferred by Seller to Buyer pursuant to clause (a) above which have not been returned by Buyer to Seller pursuant to clause (b) above.

Default	Means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
Voting Rights

If at any time during the term of the Transaction, there is an occasion permitting an owner of the Purchased Securities to exercise any right in relation to such Purchased Securities, vote or otherwise to give or withhold consent with respect to an action proposed to be taken (or to be refrained from being taken) in relation to such Purchased Security (each, an “Action”), then Buyer shall notify Seller of such occasion..

Notwithstanding anything to the contrary, Buyer agrees and acknowledges that Buyer, in its capacity as the Liquidation Agent, under and as defined in the Security Indenture, shall not exercise any right to remove the investment manager of the Security Issuer other than in accordance with and subject to the terms of the Security Indenture and the other Transaction Documents (under and as defined in the Security Indenture).

Act of Insolvency	The definition of “Act of Insolvency” in Paragraph 1(a) of the Master Repurchase Agreement shall be amended such that, with respect to Seller as the defaulting party, the reference to “15 days” in clause (C) shall be deleted in its entirety and be replaced by “60 days”.
Limit on Optional Redemptions	For so long as any Transaction is outstanding under this Confirmation (unless an Event of Default with respect to Counterparty has occurred and is then continuing), Barclays shall not, and shall not cause any Affiliate thereof or any other Person holding the Purchased Securities to, give the Security Issuer or the Trustee under the Security Indenture any direction to effect a redemption (in whole or in part) of the Purchased Securities.
Counterparty Note Restriction	Counterparty agrees that, for so long as any Transaction is outstanding under this Confirmation, it shall not, to the extent that it has not already sold the Notes to Barclays as Purchased Securities hereunder, at any time (1) hold any Notes issued under the Security Indenture or (2) transfer any Notes issued under the Security Indenture (other than pursuant to the provisions hereof and of the Master Repurchase Agreement).
No Substitution Rights	Counterparty may not substitute other Securities for the Purchased Securities, unless otherwise agreed to by Barclays in writing in its sole and absolute discretion.
Taxes	Each of the parties hereto intends and agrees to treat the Transaction, for U.S. federal income tax purposes, as a secured loan made by Buyer to Seller.

6.	Payment Details, Etc.
Payments to Barclays	In accordance with Barclays’ prior written instructions as set forth below or as otherwise delivered to Counterparty. Counterparty shall make no payments (and have no obligation to make any payment hereunder) without having received (i) such written instructions and (ii) a fully executed copy of this Confirmation or other written acceptance of the terms hereof.
Barclays Payment Details	In accordance with Barclays’ written instructions as delivered to Counterparty.
Barclays Inquiries	Barclays Bank PLC 745 7th Ave New York, NY 10019 Email: AmericasCreditFinancingSolutions@barclays.com Attention: Global Credit & Financing Solutions
Barclays Notices	Barclays Bank PLC 745 7th Ave New York, NY 10019 Email: AmericasCreditFinancingSolutions@barclays.com Attention: Global Credit & Financing Solutions
Payments to Counterparty	In accordance with Counterparty’s written instructions as set forth below or otherwise delivered to Barclays. Barclays shall make no payments (and have no obligation to make any payment hereunder) without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.
Counterparty Payment Details	In accordance with Counterparty’s written instructions as delivered to Barclays.
Counterparty Inquiries	In accordance with Counterparty’s written instructions as delivered to Barclays

(C)	Miscellaneous.

1.	Amendments, Etc. Except as otherwise expressly stated herein, this Confirmation may not be amended except in writing signed by both parties.

2.	Execution. This Confirmation may be executed in counterparts (including by facsimile or electronic transmission), each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

3.	Legal Requirements. Buyer shall not be required to purchase the Purchased Security if any such purchase shall result in any violation of applicable rules or regulations, including, but not limited to, rules applicable to new issuances of securities.

(D)	Additional Acknowledgements, Representations and Agreements:

1.             Counterparty hereby represents to and acknowledges and agrees with Barclays that it has consulted with its own tax advisors to the extent that it has deemed necessary, and it has made its own decisions regarding entering into the Facility based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Barclays or any of its affiliates or agents.

2.             Each party acknowledges and agrees that:

(i)	Unless identified as an underwriter or arranger in an offering document or as the Liquidation Agent under the Reference Instrument relating to a Purchased Security or Underlying Asset (each, an “Instrument”), Barclays and its affiliates have played no role in structuring or arranging any Instrument or in negotiating or establishing the terms of such Instrument. Whether or not Barclays or its affiliates are identified as an underwriter or arranger in any offering document relating to an Instrument, any and all information that may have been or is in the future provided by Barclays to Counterparty with respect to any Instrument is not being furnished by Barclays in the capacity of an underwriter or arranger in relation to the Instrument in connection with the relevant Transaction, and Barclays accepts no responsibility or liability therefor.

(ii)	The contents of this Confirmation and the other agreements relating to the Facility are confidential and shall not be disclosed to any third party, and neither party shall make any public announcement relating to the Facility without consent of the other party; except that disclosure of this Confirmation and the terms of the Facility is permitted (A) where required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or regulatory inquiry or to comply with any applicable law, order, regulation, ruling, or disclosure requirement, including without limitation, any requirement of any regulatory body or stock exchange where the shares of such disclosing party are listed, as determined by the disclosing party in good faith following consultation with the other party hereto, (B) to officers, directors, employees, attorneys, accountants and advisors of the parties or their affiliates who are subject to a duty of confidentiality to the disclosing party or such affiliate and otherwise have a need to know such information, (C) to rating agencies and (D) where the information has otherwise become public (other than as a result of a breach of this subparagraph). Notwithstanding the foregoing or any other provision in this Confirmation or any other document, Barclays and Counterparty (and each employee, representative, or other agent of Barclays or Counterparty) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure (as those terms are used in Treasury Regulations under Sections 6011, 6111 and 6112 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(iii)	As of the Facility Commencement Date and so long as either party has or may have any obligation under any Transaction, it is not (1) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Title I of ERISA, a “plan” (as defined in Section 4975(e) of the Code), subject to Section 4975 of the Code or an entity whose underlying assets constitute “plan assets” of any such plan by reason of 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA or (2) a governmental, church, non-U.S. or other plan that is subject to rules substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

(iv)	Barclays and any of its affiliates may deal in any Instrument and may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking or other business with any issuer of or obligor on any Instrument, any affiliate thereof, any other person or entity having obligations relating to any Security Issuer or any such issuer or obligor and may act with respect to such business in the same manner as if any Transaction did not exist and may originate, purchase, sell, hold or trade, and may exercise consensual or remedial rights in respect of, obligations, securities or other financial instruments of, issued by or linked to the Security Issuer or any such issuer or obligor, regardless of whether any such action might have an adverse effect on such Security Issuer, such issuer or such obligor, the value of the related Instrument or the position of the other party to such Transaction or otherwise.

(v)	Except as otherwise expressly provided herein, each party and its affiliates and the Calculation Agent may, whether by virtue of the types of relationships described herein or otherwise, at the date hereof or at any time hereafter, be in possession of information regarding any Security Issuer or any issuer of or obligor on any Instrument, or any affiliate thereof, that is or may be material in the context of such Transaction and that may or may not be publicly available or known to the other party. In addition, except as expressly provided herein, this Confirmation does not create any obligation on the part of such party and its affiliates to disclose to the other party any such relationship or information (whether or not confidential).

[remainder of page intentionally blank]

Counterparty hereby agrees (a) to check this Confirmation (Reference No.: 3ANTYZ) carefully upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between the parties with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and returning an executed copy to AmericasCreditFinancingSolutions@barclays.com.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Kevin Plattenburg
Name: Kevin Plattenburg
Title: Managing Director

[Barclays-FS – Signature Page to Master Confirmation]

AGREED AND ACCEPTED BY:

FSSL FINANCE BB SELLER LLC

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Master Confirmation]

Annex A

Repurchase Transactions

Transaction Number	Security Issuer	Purchased Security	Purchase Date	Initial Purchase Price
3ANTYZ	FSSL Finance BB AssetCo LLC	Eligible Security	September 6, 2023	USD 80,000,000

Effective as of September 6, 2023:

BARCLAYS BANK PLC

By:	/s/ Kevin Plattenburg
Name: Kevin Plattenburg
Title: Managing Director

[Barclays-FS – Signature Page to Master Confirmation – Annex A]

FSSL FINANCE BB SELLER LLC

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Master Confirmation – Annex A]